September 2, 2003

Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022

     Re: Registration Statement on Form S-3, as amended, under the Securities Act of 1933 Registration No. 333-107801

Ladies and Gentlemen:

     We have acted as counsel to Medis Technologies Ltd., a Delaware corporation (the "Issuer"), in connection with the preparation of the Issuer's registration statement (the "Registration Statement") on Form S-3, as amended, being filed concurrently herewith with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers (i) 848,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Issuer (the "New Warrant Shares") issuable upon exercise of new warrants ("New Warrants") to be issued in exchange for the Issuer's outstanding shareholder loyalty program warrants, (ii) one-year warrants ("One-Year Warrants") to purchase an aggregate of 424,000 shares of Common Stock and (iii) 424,000 shares of Common Stock (the "Warrant Shares" and, collectively with the New Warrant Shares, the "Shares") issuable upon exercise of the One-Year Warrants. This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K promulgated by the SEC under the Securities Act.

     In connection with rendering this opinion, we have examined and are familiar with the Registration Statement, the form of the New Warrants, the form of the One-Year Warrants, corporate records of the Issuer, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and stockholders.

     We have also examined such certificates of public officials, certificates of officers of the Issuer and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Issuer include all corporate proceedings taken by the Issuer with respect to the New Warrants, the One-Year Warrants and the Shares to date. As to facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Issuer and others.

     Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

     (1) The New Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the New Warrants in accordance with its terms, will be validly issued, fully paid and non-assessable

     (2) The One-Year Warrants have been duly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued and outstanding and legally binding obligations of the Issuer; and

     (3) The Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the One-Year Warrants in accordance with its terms, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

     This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

                                       Very truly yours,

                                       SONNENSCHEIN NATH & ROSENTHAL LLP



                                       By:    /s/ Ira I. Roxland
                                           -------------------------------------
                                               A Member of the Firm